UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

Limoneira Company
(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road
Santa Paula, CA 93060
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On July 30, 2010, Limoneira Company (the “Company”) provided written notice to Sunkist Growers, Inc. (“Sunkist”) that it was terminating the Sunkist Growers, Inc. Commercial Packinghouse License Agreement dated as of October 1, 2008, by and among Sunkist Growers, Inc., Ventura County Fruit Exchange and Limoneira Company (the “License Agreement”), effective November 1, 2010.  Under the License Agreement, the Company was authorized to grade, label, pack, prepare for marketing by Sunkist and ship lemons grown by the Company as well as other growers.  The License Agreement also authorized the Company to use the SUNKIST® trademark, including any and all variations thereto, in connection with the foregoing.  Pursuant to the terms of the License Agreement, the Company may voluntarily terminate the License Agreement for any reason by delivery to the other parties written notice of termination no later than 90 days prior to the end of the lemon harvest season, which will occur on November 1, 2010.

Commencing November 1, 2010, the Company will market and sell its lemons directly to its foodservice, wholesale and retail customers throughout North America, Asia and certain other countries.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is filed as Exhibit 10.1 to the Form 10 filed on February 12, 2010.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2010	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards
Harold S. Edwards
President and Chief Executive Officer